E:\MATTHEWS\FUNDS\BLCKRCK\BQTEXH.77C




For the semi-annual period ended June 30, 1997
File number 811-6542


                        SUB-ITEM 77Q1
                          Exhibits


     (e) Amended Investment Advisory Contract.